UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 5, 2010

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

    On May 5, 2010, Ruby Pipeline, L.L.C. ("Ruby") entered into a Credit Agreement dated as of May 3, 2010 (the "Credit Agreement") with Société Générale, as administrative agent (the "Administrative Agent"), Deutsche Bank Trust Company Americas, as common security trustee (the "Common Security Trustee"), the construction/term loan lenders party thereto (the "Construction/Term Loan Lenders"), the DSRA LC issuing banks party thereto (the "DSRA LC Issuing Banks"), and the revolving loan lender/issuing bank party thereto (the "Revolving Loan Lender/Issuing Bank").  Ruby is a direct subsidiary of Ruby Pipeline Investment Company, L.L.C. (the "Parent"), which is an indirect, partially-owned subsidiary of El Paso Corporation.

    The Credit Agreement provides, subject to the terms and conditions thereof, that (a) the Construction/Term Loan Lenders will make term loans to Ruby to be used to, among other things, pay project costs in connection with the construction of the Ruby pipeline (the "Construction/Term Loan Facility"), (b) the Revolving Loan Lender/Issuing Bank will make revolving loans to Ruby and issue letters of credit for Ruby's account, in each case, to be used in connection with Ruby's general corporate purposes (the "Revolving Loan Facility"), and (c) the DSRA LC Issuing Banks will issue letters of credit for Ruby's account in favor of the Common Security Trustee to be used to satisfy the debt service reserve requirement under the Credit Agreement (the "DSRA LC Facility").   Borrowings and letters of credit are available under the Revolving Loan Facility in an amount not to exceed $25,000,000 in the aggregate.  Borrowings and letters of credit are available under the Construction/Term Loan Facility and DSRA LC Facility, collectively, in an amount not to exceed $1,485,000,000 in the aggregate.

    Except as provided in the next paragraph, loans outstanding under the Credit Agreement will bear interest at LIBOR plus (a) from and including the date of the initial advance under the Credit Agreement to and including the second anniversary thereof, 3%, (b) from the day following the second anniversary of the date of the initial advance under the Credit Agreement to the fourth anniversary thereof, 3.25%, and (c) from day following the fourth anniversary of the date of the initial advance under the Credit Agreement to and including maturity, 4.25% (or, if the aggregate principal amount of the senior bonds issued by the Borrower to refinance in part the debt under the Credit Agreement, in accordance with the Common Terms Agreement referred to in the Credit Agreement is equal to or in excess of $700,000,000, 3.75%).  Except as provided in the next paragraph, loans outstanding under the Credit Agreement will mature on June 30, 2017.

    If the date on which the Ruby pipeline reaches substantial completion (the "Completion Date") does not occur by the earlier of December 31, 2012 or eighteen months (as extended pursuant to the terms of the Credit Agreement) after Ruby's receipt of the FERC notice to proceed (the "Date Certain"), all loans outstanding as of such date will automatically convert to non-completion loans, in which case, such loans will (a) mature on the third anniversary of the Date Certain, and (b) bear interest at LIBOR plus 5.0%.

    The obligations of Ruby under the Credit Agreement will be secured by a first-priority lien on substantially all of Ruby's personal property assets and a pledge of the Parent's equity interests in Ruby.  The obligations of Ruby under the Credit Agreement are non-recourse to El Paso Corporation and its other subsidiaries (without limiting El Paso Corporation's obligations under the guaranties described below).

    The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.A to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

    El Paso Corporation entered into a Non-Completion Loan Guaranty dated as of May 3, 2010 (the "Non-Completion Loan Guaranty") in favor of the Administrative Agent (for the benefit of the secured parties under the Credit Agreement).  Pursuant to the Non-Completion Loan Guaranty, in the event that the loans outstanding under the Credit Agreement convert to non-completion loans, El Paso Corporation will guarantee to the Administrative Agent (for benefit of the secured parties under the Credit Agreement) the payment of (a) Ruby's obligations under the Credit Agreement, (b) Ruby's obligations under the interest rate protection agreements entered into in order to hedge interest rate exposure with respect to the term loans made under the Credit Agreement (the "Interest Rate Protection Agreements"), and (c) reasonable costs and expenses incurred by the Administrative Agent and any other secured party in enforcing the Non-Completion Loan Guaranty.

    The Non-Completion Loan Guaranty contains certain affirmative and negative covenants, including certain financial covenants and covenants restricting the ability of El Paso Corporation to consolidate, merge or sell all or substantially all of its assets, or enter into transactions with affiliates. El Paso Corporation must comply with the covenants in the Non-Completion Loan Guaranty from and after the date, if any, on which the loans outstanding under the Credit Agreement convert to non-completion loans.

    The foregoing description is qualified in its entirety by reference to the full text of the Non-Completion Loan Guaranty, which is attached as Exhibit 10.B to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

 Item 7.01 Regulation FD Disclosure.

    On May 5, 2010, El Paso Corporation announced the closing of the Credit Agreement. A copy of the press release is furnished as Exhibit 99.A hereto and is incorporated herein by reference.

    In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

    In addition to the Credit Agreement and Non-Completion Loan Guaranty described in Item 1.01 above, in connection with the closing of the Credit Agreement, El Paso Corporation entered into a Hedge Guaranty dated as of May 3, 2010 (the "Hedge Guaranty") in favor of the Administrative Agent (for the benefit of the counterparties to the Interest Rate Protection Agreements).  Pursuant to the Hedge Guaranty, in the event that (a) the initial advance under the Credit Agreement does not occur on or prior to July 30, 2010 (or such later date as may be agreed to by the Construction/Term Loan Lenders) or (b) an Event of Default, Termination Event or Additional Termination Event (as such terms are defined in the Interest Rate Protection Agreements) occurs prior to the earlier of the date of the initial advance under the Credit Agreement or July 30, 2010 (or such later date agreed to by the Construction/Term Loan Lenders), El Paso Corporation will guarantee to the Administrative Agent (for the benefit of the counterparties to the Interest Rate Protection Agreements) the payment of (i) Ruby's obligations under such Interest Rate Protection Agreements, and (ii) reasonable costs and expenses incurred by the Administrative Agent and any secured party in enforcing the Hedge Guaranty.

    El Paso Corporation also entered into a Supplemental Guaranty dated as of May 3, 2010 (the "Supplemental Guaranty") in favor of the Common Security Trustee for the benefit of the secured parties under the Credit Agreement and certain future holders of secured indebtedness incurred by Ruby.  Pursuant to the Supplemental Guaranty, in the event that there is an outstanding appeal with respect to certain designated governmental approvals obtained by Ruby, that if granted could result in a material adverse effect on the project or the revocation of such governmental approvals (an "Outstanding Appeal") on the Completion Date and the Completion Date occurs on or prior to the Date Certain, El Paso Corporation will guarantee to the Common Security Trustee (for the benefit of the secured parties under the Credit Agreement and certain future holders of secured indebtedness incurred by Ruby) (a) the payment by Ruby of all capital expenditures and out-of-pocket costs and expenses of the Ruby pipeline project (but excluding recurring operational costs) resulting from any Outstanding Appeal, and (b) reasonable costs and expenses incurred by the Common Security Trustee and any other secured party in enforcing the Supplemental Guaranty.  El Paso Corporation’s obligations pursuant to the Supplemental Guaranty shall not exceed a total of $200,000,000.

    The Hedge Guaranty and the Supplemental Guaranty contain certain affirmative and negative covenants that El Paso Corporation must comply at certain times, including certain financial covenants and covenants restricting the ability of El Paso Corporation to:
  consolidate, merge or sell all or substantially all of its assets, or enter into transactions with affiliates.
    El Paso Corporation must comply with the covenants in the Hedge Guaranty from the date of the Hedge Guaranty until the earlier of (a) the date all obligations under the Hedge Guaranty have been paid in full and (b) the date of the initial advance under the Credit Agreement (if such initial advance occurs on or prior to July 30, 2010 or such later date as may be agreed to by the Construction/Term Loan Lenders).

    El Paso Corporation must comply with the covenants in the Supplemental Guaranty if the Completion Date occurs prior to the Date Certain, from the Completion Date until the earliest of (a) the date all obligations under the Supplemental Guaranty have been paid in full, (b) the date on which all Outstanding Appeals have been finally settled or adjudicated and all obligations under the Supplemental Guaranty resulting from such settlement or adjudication, if any, have been paid in full, (c) the occurrence of the Completion Date and the non-existence of any Outstanding Appeal on such date, and (d) the conversion of the loans outstanding under the Credit Agreement to non-completion loans.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.A
Credit Agreement dated as of May 3, 2010 among Ruby Pipeline, L.L.C, as the Borrower, Société Générale, as the Administrative Agent, Deutsche Bank Trust Company Americas, as the Common Security Trustee, Construction/Term Loan Lenders, DSRA Issuing Banks, and Revolving Loan Lender/Issuing Bank.

10.B	Non-Completion Loan Guaranty by El Paso Corporation, as the Guarantor, in favor of Société Générale as the Administrative Agent, dated as of May 3, 2010.
99.A	Press Release dated May 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: May 11, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.A
Credit Agreement dated as of May 3, 2010 among Ruby Pipeline, L.L.C, as the Borrower, Société Générale, as the Administrative Agent, Deutsche Bank Trust Company Americas, as the Common Security Trustee, Construction/Term Loan Lenders, DSRA Issuing Banks, and Revolving Loan Lender/Issuing Bank.

10.B	Non-Completion Loan Guaranty by El Paso Corporation, as the Guarantor, in favor of Société Générale as the Administrative Agent, dated as of May 3, 2010.
99.A	Press Release dated May 5, 2010.